Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated October 13, 2025

Relating to the Prospectus Supplements dated March 10, 2025, May 1, 2025 and May 22, 2025, both

Prospectus Supplements dated July 7, 2025, and the Prospectus Supplement dated July 31, 2025

Registration No. 333-284510

Strategy Inc (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus) and prospectus supplements to the base prospectus for the offerings to which this communication relates. Before you invest, you should read the prospectus supplements to the base prospectus and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com.

Text of social media post: “Stretch currently offers a 10.25% annual dividend rate, paid monthly. $STRC,” including the following graphics.